UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2009

EMERALD ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52133	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 48 South Qingshui Road Laiyang City, Shandong 265200 People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 (535) 729-6152
 (Registrant’s telephone number, including area code)

c/o Nautilus Global Partners
700 Gemini, Suite 100, Houston, TX 77056
 (Former name or former address, if changed since last report)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Kristina L. Trauger, Esq. Yarona Y. Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our Ordinary Shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a producer of fruit juice concentrate in accordance with a Share Exchange Agreement dated October 22, 2009 (“Exchange Agreement”) by and among Emerald Acquisition Corporation (“we,” “Emerald” or the “Company”), Merit Times International Limited, a British Virgin Islands corporation (“Merit Times”), and the shareholders of Merit Times (the “Merit Times Shareholders”). The closing of the transaction (the “Closing”) took place on October 22, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of Merit Times from the Merit Times Shareholders; and the Merit Time Shareholder transferred and contributed all of their Interests to us. In exchange, we issued to the Merit Times Shareholders, their designees or assigns, 21,333,332 shares (the “Exchange Shares”) or 97.77% of the ordinary shares of the Company issued and outstanding after the Closing (the “Combination”).

Pursuant to the terms of the Exchange Agreement, Access America Fund, LP (“Access America”), the principal shareholder of the Company, cancelled a total of 794,000 ordinary shares of the Company. A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Exchange Agreement, Merit Times became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of Merit Times have approved the Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Combination, the current officers and directors of the Company resigned and Mr. Zhide Jiang was appointed as the new officer of the Company and will be appointed as the sole director of the Company upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934 (the “Exchange Act”).

The Combination transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

The Offering

On October 22, 2009, pursuant to a Subscription Agreement (the “Subscription Agreement”) between the Company and certain investors (the “Investors”) named in the Subscription Agreement, we completed an offering (the “Offering”) of the sale of investment units (the “Units”) for a total of $15,096,011, each Unit consisting of fifty thousand (50,000) ordinary shares, par value $0.001 per share (the “Ordinary Shares”) and five-year warrants to purchase Twenty Five Thousand (25,000) of the Ordinary Shares of the Company, at an exercise price of $6.00 per share (the “Warrants”).  The Closing of the Combination was conditioned upon all of the conditions of the Offering being met, and the Offering was conditioned upon the Closing of the Combination.

Additionally, our majority shareholder, Proud Glory Limited, of which our sole officer and director Mr. Zhide Jiang is the managing director (the “Lock-Up Shareholder”), entered into a Lock-Up Agreement with us whereby the Lock-Up Shareholder agreed it will not, offer, pledge, sell or otherwise dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares during the period beginning on and including the date of the final Closing of the Offering for a period of eighteen (18) months.

Pursuant to an Investor Relations Escrow Agreement, amongst the Company, Grandview Capital, Inc. (“Grandview”), Access America and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009 (the “Investor Relations Escrow Agreement”), we have placed a total of $120,000 in an escrow account with our counsel to be used for the payment of investor relation fees. Further, pursuant to a Holdback Escrow Agreement, amongst the Company, Grandview, Access America and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009 (the “Holdback Escrow Agreement”), we have placed escrow funds equal to ten percent (10%) of the Offering proceeds, with our counsel to be held in escrow until such time as a qualified chief financial officer has been approved and appointed as an officer of the Company.  Finally, pursuant to a Going Public Escrow Agreement, amongst the Company, Grandview, Access America and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009 (the “Going Public Escrow Agreement”), we have placed a total of $1,000,000 from the Offering proceeds with our counsel to be used for the payment of fees and expenses related to becoming a public company and listing our Ordinary Shares on a senior exchange.

Pursuant to each of the Investor Relations Escrow Agreement, Holdback Escrow Agreement and Going Public Escrow Agreement, in the event that the proceeds of such escrow accounts have not been fully distributed within two years from the date thereof, the balance of such escrow proceeds shall be returned to the Company.

Registration Rights

The issuance of the Units to the Investors was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D and Section 4(2) and/or Regulation S thereof and such other available exemptions. As such, the Ordinary Shares, the Warrants, and the Ordinary Shares underlying the Warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The registration statement covering these securities will be filed with the SEC and with any required state securities commission subsequent to the filing of this Form 8-K.

In connection with the Offering, we agreed to file a registration statement on Form S-1 (“Registration Statement”) within 30 days after Closing (“Required Filing Date”) and use our best efforts to have it declared effective within 180 days after Closing to register (i) 100% of our Ordinary Shares issued in this Offering; (ii) 100% of the Ordinary Shares underlying the Warrants and Agent Warrants issued in this Offering (“Warrant Shares”) (collective, (the “Registrable Securities”).

If a Registration Statement covering the registration of the Registrable Securities is not filed with the Commission by the Required Filing Date, we shall issue 200,000 Ordinary Shares to the Investors, distributed pro rata, per calendar month, or portion thereof, up to a maximum of 1,000,000 Ordinary Shares of the Company.

The securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are held by a Holder or a permitted transferee; and (iii) are not eligible for sale pursuant to Rule 144 (or any successor thereto) under the Securities Act. The term “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

In connection with filing the Registration Statement, if the Commission limits the amount of Registrable Securities to be registered for resale pursuant to Rule 415 under the Securities Act, then the Company shall be entitled to exclude such disallowed Registrable Securities (the “Cut Back Shares”) on a pro rata basis among the Holders thereof.  The Company shall prepare, and, as soon as practicable but in no event later than the six months from the date the Company’s Registration Statement was declared effective, file with the SEC an additional Registration Statement (“Additional Registration Statement”) on Form S-1 covering the resale of all of the disallowed Registrable Securities not previously registered on an Additional Registration Statement hereunder.  In the event that Form S-1 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form.  The Company shall use its best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the ninety (90) days from the filing date of the Additional Registration Statement.  No liquidated damages shall accrue on or as to any Cut Back Shares, and the required Filing Date for such additional Registration Statement including the Cutback Shares will be tolled, until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC comments.

Make Good Agreement

In connection with the Offering, the Company and Company management entered into a Make Good Escrow Agreement, whereby management placed a total of 4,600,000 of management’s Ordinary Shares in escrow (the “Escrow Shares”) and agreed to transfer the Escrow Shares, in whole or in part as described below, to the Investors on a pro rata basis in the event that the Company does not meet certain performance targets for its fiscal years ending December 31, 2009 and December 31, 2010.

If the Company’s actual after tax net income under U.S. GAAP for the fiscal year 2009 is less than $14,000,000 with a 10% allowable variation, the Make Good Escrow Agent shall transfer to the Investors, on a pro-rata basis, an amount of Escrow Shares equal to the percentage of variation from the 2009 Make Good Net Income times the total number of Escrow Shares.  If any Escrow Shares are distributed to Investors resulting from the Company not attaining the 2009 Make Good Net Income, management will place an additional amount of shares into escrow so that the Escrow Shares total 4,600,000.

Additionally, if the Company’s actual after tax net income under U.S. GAAP for the fiscal year 2010 is less than $18,000,000 with a 10% allowable variation, the Make Good Escrow Agent shall transfer to the Investors, on a pro-rata basis, an amount of Escrow Shares equal to the percentage of variation from the 2010 Make Good Net Income times the total number Escrow Shares. After any such distribution, the remaining Escrow Shares shall be returned to management.  If the Company attains the 2010 Make Good Net Income, the remaining Escrow Shares shall be returned to management.

For purposes of this make good provision, “net income” shall mean net income as defined under United States generally accepted accounting principles (“GAAP”), consistently applied, for the Company, except that the Company’s income is subject to tax at an assumed 25% rate and provided further that the Company’s net income shall be increased by any non-cash charges incurred as a result of the Offering.

Placement Agent

Grandview, the lead placement agent, and Rodman & Renshaw, LLC (“Rodman”), the co-placement agent, are our placement agents (the “Placement Agents”) in connection with the Offering.

On February 18, 2009, we entered into an exclusive placement agent agreement (the “Placement Agent Agreement”) with Grandview which will expire eighteen (18) months from the completion of the Offering or upon written notice of termination (the “Term”).  For the placement agent services, we paid a cash commission equal to 7% of the aggregate gross proceeds of the Units sold and issued five-year warrants to purchase 503,201 Ordinary Shares, which equal 10% of the number of Ordinary Shares sold in this Offering, exercisable at any time at a price equal to $6.00 per share (“Agent Warrants”). We also agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act. The Agent Warrants will have registration rights identical to the registration rights afforded to the Investors of the Units.

In addition, we paid to Grandview a consulting services fee in the amount of $200,000 at the Closing of the Offering, and 894,293 Ordinary Shares after the Closing of the Combination (the “Grandview Shares”). Grandview currently owns 4.193% of the total issued and outstanding shares of Merit Times and will be issued 894,293 Ordinary Shares of the Company as part of the Exchange Share. The Grandview Shares will have the same registration rights afforded to the Investors of the Units.

Right of First Refusal.  If during the Term of the Placement Agent Agreement or within eighteen (18) thereafter, the Company requires further capital financing or refinancing, the Company will offer to engage Grandview as its manager, private placement agent and/or financial advisor (as the case may be, depending upon the nature of the transaction) in connection with such transaction, subject to agreeing on mutually acceptable fee arrangements.  The terms and conditions relating to any such services will be outlined in a separate engagement letter, and the fees for such services will be in addition to the fees payable hereunder, will be negotiated separately and in good faith and will be consistent with fees paid to North American investment bankers for similar services.  If Grandview does not accept the terms and conditions contained in the Company’s offer, the Company may engage any other financial institution as manager, private placement agent and/or financial advisor (as the case may be, depending on the nature of the transaction) in connection with such transaction, provided that the terms and conditions of any such engagement shall be no more favorable to such other financial institution as the terms and conditions offered by the Company to Grandview.

Fee Tail.  Grandview shall be entitled to additional placement agent’s fee and Agent Warrants, calculated in the manner provided above, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Grandview had introduced, directly or indirectly, to the Company during the Term, if such Tail Financing is consummated at any time within the 18 month period following the expiration or termination of the Placement Agent Agreement (the “Tail Period”).

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on October 22, 2009, we acquired Merit Times, a producer of fruit juice concentrate in the PRC, in accordance with the Exchange Agreement.  The closing of the transaction took place on October 22, 2009. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the outstanding shares of Merit Times (the “Interests”) from the Merit Times Shareholders; and the Merit Times Shareholders transferred and contributed all of his Interests to us. In exchange, we issued a total of 21,333,332 Ordinary Shares to the Merit Times Shareholders, their designees or assigns, which totals 97.77% of the issued and outstanding Ordinary Shares of the Company on a fully-diluted basis as of and immediately after the Closing of Combination but prior to the Offering.

Pursuant to the terms of the Exchange Agreement, Access America, cancelled a total of 794,000 Ordinary Shares of the Company. Following the Combination prior to the Offering, there are 21,820,832 Ordinary Shares issued and outstanding.

Merit Times, with its subsidiaries, engages in the production of fruit juice concentrate in the People’s Republic of China (“PRC”). Merit Times is primarily focused on processing, producing and distributing Laiyang pear fruit juice concentrate. Merit Times owns 100% of the issued and outstanding capital stock of Shandong MeKeFuBang Food Limited (“MeKeFuBang”), a wholly foreign owned enterprise incorporated under the laws of the PRC.  On June 10, 2009, MeKeFuBang entered into a series of contractual agreements with Shandong Longkang Juice Co., Ltd. (“Longkang Juice”), a company incorporated under the laws of the PRC, and its five shareholders, in which MeKeFuBang effectively assumed management of the business activities of Longkang Juice and has the right to appoint all executives and senior management and the members of the board of directors of Longkang Juice. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Proxy Agreement, and Option Agreement, through which MeKeFuBang has the right to advise, consult, manage and operate Longkang Juice for an annual fee in the amount of Longkang Juice’s yearly net profits after tax. Additionally, Longkang Juice’s Shareholders have pledged their rights, titles and equity interest in Longkang Juice as security for MeKeFuBang to collect consulting and services fees provided to Longkang Juice through an Equity Pledge Agreement. In order to further reinforce MeKeFuBang’s rights to control and operate Longkang Juice, Longkang Juice’s shareholders have granted MeKeFuBang the exclusive right and option to acquire all of their equity interests in Longkang Juice through an Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company has consolidated Longkang’s operating results, assets and liabilities within its financial statements. Pursuant to the Exchange Agreement, Merit Times became a wholly-owned subsidiary of the Company. Merit Times, MeKeFuBang and Longkang Juice will be collectively referred to as “Merit Times.”

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Combination.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s Ordinary Shares, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Combination, with such information reflecting the Company and its securities upon consummation of the Combination.

BUSINESS

Overview

Merit Times, with its subsidiaries, is a producer of fruit juice concentrate in the PRC. It specializes in processing, producing and distributing Laiyang Pear fruit juice concentrate. The Company is the only producer of Laiyang Pear fruit juice concentrate, which is known for its taste, nutritional and medical benefits, and application in cosmetics, animal feed, baby food and other products. The Company’s products are distributed in Shandong, Guangdong, Liaoning and Jiangsu provinces.

The Company experienced revenue growth of 14.1% in FY08 and expects to grow further by constructing additional production facilities. Merit Times generated over $74.2 million in sales, and over $12.3 million in after-tax comprehensive income in FY2008.

Historical Sales & Income Summary

(Amounts expressed in USD)	Fiscal Year Ended December 31,		%	6 Months Ended June 30,		%
	2007	2008	Growth	2008	2009	Growth
Revenue	$65,038,233	$74,232,226	14.1%	$35,088,503	$46,371,201	32.15%
Gross Profit	14,966,899	19,099,826	27.6%	8,704,857	13,671,119	57.05%
Net Income	8,767,163	12,300,107	40.3%	5,093,611	9,241,901	81.44%

Business

Merit Times is a producer of fruit juice concentrate in the PRC through its subsidiaries. Longkang Juice was incorporated as a limited liability company on November 22, 2004 under the laws of China. As of its incorporation, the name of Longkang Juice was Laiyang Tianfu Juice Co., Ltd. and it changed its name to Shandong Longkang Juice Co., Ltd. on January 14, 2008. It specializes in processing, producing and distributing Laiyang Pear fruit juice concentrate.

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Only Laiyang Pear juice concentrate producer in China – Merit Times is the only Laiyang Pear juice concentrate producer in China – Merit Times enjoys a strong geographic advantage due to its proximity to the Laiyang Pear growing orchards. The use of premium quality raw materials provides the Company’s products with a high concentration of fruit. Laiyang Pear as a trademark has been registered by the Laiyang city government. Merit Times has been granted by the Laiyang government as the exclusive producer of Laiyang Pear juice concentrate beginning in January 2009 for a period of 30 years. No other producer can use the trademark or enter into the Laiyang Pear juice concentrate business until the exclusive right of our company has been expired.

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Fruit juice concentrate – Merit Times currently produces three types of fruit juice concentrate: Laiyang Pear, apple and strawberry. Laiyang Pear continues to be the most significant source of revenue for the company. During fiscal 2008, Laiyang fruit juice concentrate represented 90.2% of revenue and 92.6% of sales volume. In comparison, apple juice concentrate contributed 6.9% of revenue in fiscal year 2008, while strawberry, contributed 2.9% of revenue. Apple and Strawberry juices are mainly produced during the off-season when Laiyang Pear is not being produced.

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Established raw material procurement network – Merit Times’ headquarters and manufacturing facilities are strategically located in close proximity to the Laiyang Pear orchards on the Jiaodong Peninsula, providing easy access to the only supply of Laiyang Pear in the world. The Company maintains effective costs through cooperative agreements with local farmers of the Laiyang Pear. The Company has also secured its supply of Laiyang Pear mainly through contract growers, and to a lesser degree, through purchase from the open market. In addition, the Company has exclusive land leases from the government and has started growing its own orchards with plans to expand in the future to develop green-certified products. These supply chain arrangements provide Merit Times with advantages in terms of product quality, and stability and reliability of delivery.

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Strong domestic demand in China – According to a report on China’s fruit processing industry issued by Beijing Business & Intelligence Consulting Co. Ltd., China’s fruit processing industry has grown significantly in the past several years. The total output of processed fruit products in China increased from $16.8 billion in 2005 to $27.5 billion in 2007, representing a CAGR, of 27.9%. The sales value of fruit processed products in China increased from $17.0 billion in 2005 to $26.1 billion in 2007, representing a CAGR of 27.7%. BBIC projected that the total sales value and net income of fruit processed products in China will reach $37.2 billion and $2.5 billion in 2010, or a CAGR of 42.5% and 66.7%, respectively, during the four-year period from 2007 to 2010.

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Increasing fruit juice consumption and demand – With approximately one-fifth of the world’s population, China represents a key growth driver for the global fruit-based products market. However, according to Beverage Marketing, the consumption of off-trade fruit/vegetable juice per capita was only 6 liters in 2006 in China, much lower than 50 liters in the US and 18 liters in Japan (based on data from Euromonitor) in the same year, indicating that there is enormous potential for the marketing of fruit-based products in China. According to the USDA Foreign Agricultural Service’s GAIN report, the United States alone exported $6.5 million worth of consumer-oriented fruit and vegetable juices to China in 2007, up 43% from 2006. The total Chinese market for both domestic made and imported juices is worth about $7 billion, a testament to China’s growing affinity for juices. Merit Times is well-positioned to benefit from the projected growth opportunities of China’s fruit processing industry. China’s growing middle class population has developed increased consciousness of good health and quality of life, resulting in increased consumption of health-oriented foods and drinks. The growth of China’s consumption of fruit-based products is driven by the growing acceptance and affordability of fruit-based products, increasing health awareness, and consumer demand. In recent years, China has experienced a dramatic increase in the per capita income, enabling more consumers to buy premium health drinks, as evidenced by the increasing demand for Merit Times’ Laiyang Pear juice concentrate. As China’s government is promoting domestic demand through an establishment of policies that stimulate consumer spending and support the rural population, companies that cater to China’s consumer goods market are likely to be among the top performers in the global economy in 2009.

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Capacity Expansion – Driven by increased demand from its distributors and direct sales customers, Merit Times plans to increase its Laiyang Pear juice concentrate production by constructing additional production facilities. Furthermore, the Company plans to expand its product portfolio by including more categories of fruit for production of concentrate and by producing fruit puree and bio animal feed, which is a byproduct from pear juice concentrate. The production capacity expansion would add production capacity of approximately 13,000 tons of fruit juice concentrate and puree, as well as initial production capacity of 52,000 tons of bio animal feed. The Company anticipates that the new facility will be completed in eight months after the Closing.

Organization & Subsidiaries

Merit Times’ organizational structure was carefully developed to abide by the laws of the PRC and maintain tax benefits as well as internal organizational efficiencies. The Company’s organization structure is summarized in the figure below:

Merit Times owns 100% of the issued and outstanding capital stock of MeKeFuBang.  On June 10, 2009, MeKeFuBang entered into a series of contractual agreements with Longkang Juice, and its five shareholders, in which MeKeFuBang effectively assumed management of the business activities of Longkang Juice and has the right to appoint all executives and senior management and the members of the board of directors of Longkang Juice. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Proxy Agreement, and Option Agreement, through which MeKeFuBang has the right to advise, consult, manage and operate Longkang Juice for an annual fee in the amount of Longkang Juice’s yearly net profits after tax. Additionally, Longkang Juice’s Shareholders have pledged their rights, titles and equity interest in Longkang Juice as security for MeKeFuBang to collect consulting and services fees provided to Longkang Juice through an Equity Pledge Agreement. In order to further reinforce MeKeFuBang’s rights to control and operate Longkang Juice, Longkang Juice’s shareholders have granted MeKeFuBang the exclusive right and option to acquire all of their equity interests in Longkang Juice through an Option Agreement, which is also known as Present Incentive Option Agreement as described below.

On June 10, 2009, the Chairman and the major shareholder of Shangdong Longkang Juice Co., Ltd, Mr. Zhide Jiang, as a PRC citizen, entered into a call option agreement (“Original Incentive Option Agreement”) with Mr. Chee Fung Tang, a Hong Kong passport holder (“Hong Kong Resident”) and the Merit Times Shareholders. Under the Original Incentive Option Agreement, Mr. Jiang shall serve as CEO, director or other officer of Merit Times for a certain period of time; and in anticipation of Mr. Jiang’s continuance contributions to the companies including Merit Times and Longkang Juice, if the companies meet certain thresholds of the revenue conditions, Mr. Jiang shall have rights and options to be transferred the shares of Merit Times at a nominal price. In addition, Original Incentive Option Agreement also provides that Mr. Tang shall not dispose any of the shares of Merit Times without Mr. Jiang’s consent.

On August 5, 2009, Mr. Tang, a Hong Kong resident and the sole shareholder of Proud Glory Limited (a BVI company, which became the major shareholder of Merit Times after Merit Times recapitalized), entered into a new Incentive Option Agreement (“Present Incentive Option Agreement”) with Mr. Jiang.

Pursuant to Present Incentive Option Agreement, the Original Incentive Option Agreement will be terminated on the effective date of Present Incentive Option Agreement. The effective date of Present Incentive Option Agreement is the date of the Combination.

Under the Present Incentive Option Agreement, Mr. Jiang shall serve as managing director or other officer of Merit Times for not less than 3 year period of time; and in anticipation of Mr. Jiang’s continuance contributions to the group including Merit Times, MeKeFuBang and Longkang Juice, if the group meets certain thresholds of the revenue conditions, Mr. Jiang shall have rights and options to be transferred up to 100% shares of Proud Glory Limited at a nominal price within the next three years (the “Option”).

In addition, the Present Incentive Option Agreement also provides that Mr. Tang shall not dispose any of the shares of Proud Glory Limited without Mr. Jiang’s consent.

Products

Longkang Juice is the only producer of Laiyang Pear juice concentrate, which is known for its exceptional taste, nutritional and medical benefits; and application in health supplement, pharmaceutical, fruit juice, and other food products. The main products of the company include concentrated fruit juice, fruit jelly, liquid fruit, bio-animal feed, etc. The current annual production of fruit juice concentrate is 33,000 metric tons (“MT”) with sales across China.

Our current capacity is 35,000 tons of fruit juice concentrate with a utilization rate of 95% during peak seasons and 70% on an annual average.  The seasonality is related to the growing season for the Laiyang pear.

We have been provided an exclusive license for producing juice concentrate in Laiyang City. The license is issued by Laiyang agriculture committee for producing Laiyang Pear juice concentrate exclusively.

Current product portfolio

Merit Times currently produces three types of fruit concentrate: Laiyang Pear, apple and strawberry. Laiyang Pear continues to be the most significant source of revenue for the Company. During fiscal 2008, Laiyang fruit juice concentrate represented 90.2% of revenue and 92.6% of sales volume. In comparison, apple juice concentrate contributed 6.9% of revenue in fiscal year 2008, while strawberry, contributed 2.9% of revenue.  Apple and Strawberry are primarily produced during the off-season for Laiyang Pear production.

Laiyang Pear juice concentrate uses Laiyang Pear as its main raw material. We use our unique technologies combined with advanced equipments imported from America and Europe to produce Laiyang Pear juice concentrate. The product maintains Laiyang Pear’s nutrition and claimed medical benefits. Our products are mainly sold to health supplement, pharmaceutical, food and beverage industry. In 2008, the percentages of our products sold to such industries are 52%, 33%, 11% and 4% respectively. Due to the unique climate and environmental benefits found in Laiyang City, the Laiyang Pear only grows in Laiyang City, Shandong Province in China and has been doing so for over 1600 years.

Laiyang Pear has high sugar content, mainly fructose, glucose, sucrose and other soluble sugar, and contains a variety of organic acids, vitamin B1, B2, vitamin C, nicotinic acid, carotene and minerals such as calcium, phosphorus, and iron. The fruit is both low in sodium and high in potassium.

Laiyang Pear also contains Yuan er tea acid which is believed in traditional Chinese medicine to be effective for preventing coughing, bronchitis, tuberculosis, hepatitis and other diseases as well as esophageal cancer. Various pharmacological studies have indicated that the Laiyang Pear lowers blood pressure, aids in sedation, hyperactivity and liver function in hypertensive patients.

We have been working with colleges and institutions to study Laiyang Pear producing technology, and we have developed applications through new technology that reduces browning of the produce and that helps to maintain Laiyang Pear’s nutritional and medical benefits by storing the concentrate at a low temperature. We have also developed a filtration process through which we are able to achieve higher quality juice concentrate by separating various sediment substances from the crude juice.  After the undesirable sediments are removed, a clarified crude juice of increased quality and shelf-life is obtained and turned into juice concentrate. Although our production facilities are running at full capacity, there is an increasingly high demand for Laiyang Pear juice extract.

Expanding Product Mix

We intend to maintain our leadership in the production of Laiyang Pear juice concentrate, and at the same time, diversify into other agricultural products to mitigate risk. Specifically, we intend to increase investment in high margin products, for example, on average, berry concentrates’ gross margin is approximately 40%; to expand market share of apple and strawberry products; and to expand fruit selection such as blueberry, raspberry, blackberry, apricot and yellow peach. We also plan to produce bio animal feed, which is a byproduct of pear juice concentrate.

We intend to enter into new markets as follows:

Bio Animal Feed

We have received increased interest for high-quality bio feed after the 2008 scandals with tainted milk products in China. The major customers in bio animal feed are livestock and poultry companies. If we enter into the bio animal feed industry, no additional raw materials will be required for us as we can use the residue from our juice concentrate processing. There is a total of 500,000 MT of fruit and vegetable waste in Laiyang area. Comparing to 2007, the price for bio animal feed increased 40% to 2500RMB/MT in China compared to the prior year.

Through our research with China Agriculture University, Laiyang pear wastes, as the main raw materials for bio animal feed described above, are consisting of fruit pulp, fruit seeds, and fruit stalk which account for 96.2%, 3.1% and 0.7% respectively. They contain varies nutritional composition such as crude protein, crude fiber, crude fat, non-extract nitrogen, calcium, digestible energy, metabolizable energy, phosphorus, potassium, iron, manganese, sulfur and other elements of macro minerals and trace elements, of which the iron content in fruit waste is 4.9 times that of corn; lysine, methionine and arginine content is 1.7 times, 1.2 times and 2.75 times of vitamin B2 and are 3.5 times that of corn, and more than 15% total sugar in nitrogen-free extract. Other raw materials for bio animal feed include any other fruit and vegetables waste contain sugar, vitamin C and starch, which require fresh, clean, no debris, and no sediment.

We will use fomenter, inoculated cans, vacuum pumps, fermentation tanks, stainless steel pumps, ozone machines, laboratories, and laboratory equipments to produce bio animal feed in accordance with the quality standard “China Feedstuff Sanitation Standard” and “Chinese Feedstuff Quality Control New Technology Standard.” The shelf life of the bio animal feed product is 12 months.

In connection with the technology used to produce bio animal feed, we have obtained a patent to protect our technology. The patent number is 200910015442.2. The patent is owned by Zhide Jiang, the Chief Executive Officer of Longkang Juice.

Puree Products

Puree consumption is growing 10% per annum in China. In addition, about half of all fruit puree consumed in Japan is imported from China. The major customers in puree products are fruit distributors and baked goods companies. The gross margin for pear puree, apple puree and strawberry puree are 30%, 25% and 40% respectively.

Features of animal feed products:

In 2007, Longkang and China Agriculture University worked together and developed animal feed production technology by fermenting fruit and vegetable waste.

The main features of animal feed product:

•
Low cost: While the normal feed price is approximately 2500RMB/MT, the price at which we estimate we can sell our bio-animal feed is approximately 1600RMB/MT.  In our production, we will utilize residue from Laiyang Pear juice concentrate production, therefore there is no incremental raw material cost for production.

•
High milk production. The protein content of our product will be 15% which is 5% higher than normal animal feed. Our research shows that the dairy cattle have higher milk production after taking the bio-feed product.

•	Reduced waste. The residue from production has historically needed to be disposed of as waste. By utilizing the waste to produce bio-feed, waste shall be reduced.

•	Improves dairy cattle’s immune system and disease resistance. Bio-feed can be used as feed attractant before and after weaning calves in order to support their immune system.

Technology in the Production Process

We have recently adopted a number of new technologies for our production processes. One example is that we have been introducing a secondary precipitation process which gives us 10% more juice concentrate from the same input. We estimate that this will reduce costs in the amount of approximately 416RMB/ton.

Raw Materials and Suppliers

Our headquarters and manufacturing facilities are strategically located in close proximity to the Laiyang Pear orchards on the Jiaodong Peninsula, providing easy access to the only supply of Laiyang Pear in the world. The Company mains effective costs through cooperative agreements with local farmers and through receiving government support. The Company has also secured its supply of Laiyang Pear by leasing its own orchards with plans to lease additional land in the future to develop green-certified products. These supply chain arrangements provide us with advantages in terms of product quality, and stability and reliability of delivery.

The Laiyang Pear has a history of around 1,600 years of known production. The oldest Laiyang pear tree still producing pear is more than 400 years old.  The total fields for growing Laiyang Pear are approximately 82,372 acres, and result in total production of approximately 1.5 million tons.  Longkang has contracted fields of approximately 5,272 acres. Longkang currently uses approximately 350,000 tons, which is approximately 23% of the total Laiyang Pear production. We are therefore confident that there will be enough raw materials to meet the increased capacity for the Company following its expansion.

Laiyang Pear, barrels and coal are our major materials.

Other main suppliers for Merit Times are Qixia Fangyuan Co., Ltd, Laiyang Lida Co., Ltd, Yingwei Yu, Zuwei Jiang, and Lijun Wang.

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Qixia Fangyuan Co., Ltd. is located at Qixia Industrial Zone. It produces 400,000 barrels every year, of which Merit Times needs 120,000 barrels. The barrels are produced in accordance with international standards and the Company has had no quality or supply problems with this company in the last few years.

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Laiyang Lida Co., Ltd. is located in Laiyang city and it supplies coal throughout the year. We signed a long term contract with Laiyang Lida Co., Ltd. for approximately 20,000 tons of coal per year. There have been no quality problems with this company in the last few years.

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Yingwei Li, Zuwei Jiang and Lijun Wang have been working in the fruit buying and transportation business for many years. They have many branch stations which allow us to harvest a high volume of pears during harvest season. They have specialists and equipment required to test the quality of our pears.

Research & Development

Our research and development activities are driven by changing consumer tastes and preferences, developing high margin product segment, adapting to healthy lifestyle demands, utilizing all components of the raw materials, and growing demand for green products.

There are 40 skilled food specialists in our company which guarantees the product quality as well as possibility of new product development. We work with outside institutions to get their support. For instance,  in 2005, by the efforts of the experts from South Korea/Italy and the Chinese Research Institute of Fruit as well as our specialists, the weakness of Laiyang pear in difficult to store; easy to turn brow and  difficult to transport were all resolved, which made Laiyang Pear juice concentrate successfully produced.

In recent years, we continue to work with tertiary institutions and research institutes for technical support and cooperation. We established long-term relationships with the China Agricultural University; Laiyang Agricultural College; Shandong Institute of Light Industry and China Research Institute of Fruit, so that we can timely update and achieve better understanding in technology, information and human resource for the China and international markets.

We also invested in advanced laboratory equipment, including chromatography, precision scales, spectrophotometer, high-speed centrifuges, small tube sterilization machine, membrane filter and relevant equipment of fruit juice production testing, as well as the sterile laboratories which can be used for precise analysis in comprehensive study.

Below are the summaries of our current research projects:

We cooperate with Laiyang Agricultural College commencing from January 2005 to work on a research project regarding Laiyang Pear juice decolorization to develop natural honey. The project is expected to be completed in December 2009 and the total cost of the project is $1,025,055.

In 2006, we entered into an agreement Project of High Tech Bio Feed Stuff from Fruit and Vegetable Waste with China Agriculture College. The research began from September 2007 and will continue for 30 years until 2027. We use vacuum pump and a set of straw, a set of steam warming pipe, stainless steel pump and a set of straw, 4 of high intensity plastic, one piece of cover (the size depends on the size of fermentation pond), ozone developer, 4 of long sensor thermometer, fermentation tank, a set of pre-processing machinery, a set of lab facility and conduct the research at the laboratory of China Agriculture College. All the production of this research project will belong to our company. In connection with the technology used to produce bio animal feed, we have obtained a patent to protect our technology. The patent number is 200910015442.2. The patent is owned by Zhide Jiang, the Chief Executive Officer of Longkang Juice.

In addition, we cooperate with Fruit Research Institute of China commencing from January 2005 to work on a research project regarding abstract preservatives and oil from seeds and waste from after juice concentrate production for use in cosmetic skin care products and natural preservatives. The project is expected to end in December 2009 and the total cost of the project is $585,745.

Together with Fruit Research Institute of China, we also work on a research project regarding secondary precipitation to increase production yield of Laiyang Pear juice concentrate commencing from January 2005 and expected to be ending in December 2009. The total cost of the project is $585,745.

Quality Control

We have quality controls throughout the raw materials sourcing, production, packaging, storage and transportation processes. We have been working with several institutions to ensure that our products meet high quality standards. We have ISO9001 and HACCP (Hazard Analysis & Critical Control Point) certificates.

We also have our own internal quality control team which monitors the production process and tests the quality of the products. Our internal quality checks are stricter than ISO9001 and HACCP standards.

Marketing, Sales & Distribution

Currently, our products are only sold in the P.R.C, and we utilize distributors for the sale of our products. We have a total of seven (7) distributors, some of which are also the end users of the product. Our customers pick up the products from our factory directly using refrigerated trucks.

We anticipate beginning to sell our products through direct sales to end users toward the end of 2009, and we have begun direct marketing to the end users.

In our direct marketing efforts, we have collected information lists about potential end users who are mainly in the pharmaceutical or healthcare industry. We have contacted these potential end users to introduce our products, and free samples are sent upon request. Once we negotiate purchase terms and execute the contract with the customer, our factories will begin producing with customer specification. We intend to visit our major customers periodically to make sure that they are satisfied with our product and service.

Customer Concentration

The Company’s customers are in the health supplement, pharmaceutical, fruit juice, and other food product industries throughout the PRC.

Diversified Geographic Distribution

Currently we have 7 customers. Our Top 5 customers are:

1.	Yantai Jinyuan Food Co., Ltd., which uses juice concentrate as a sweetener for their export product;
2.	Shandong Zhanhua Haohua Fruit Juice Co., Ltd., which uses juice concentrate as an ingredient in their own products
3.	Qingdao Dongxu Xinshen Trading Co., which sells the juice concentrate to Chinese medicine and fruit juice drinks producers;
4.	Xintai Hengxin Trading Co., which sells to bakery, candy, fruit juice and other producers;
5.	Guangzhou Huaqing Trading Co., Ltd., which sells to food additive, fruit juice, and export companies.

Our customers and sales for 2007 & 2008 are as follows:

Customers	2007(US) (1)	2008(US)
Yantai Jinyuan Food Co., Ltd.	$12,907,013	$11,640,312
Guangzhou Huaqing Trading Co., Ltd.	9,754,491	9,290,160
Shandong Zhanhua Haohua Fruit Juice Co., Ltd.	11,418,393	17,684,866
Dandong Jinwang Trading Limited	9,656,898	8,960,173
Xintai Hengxin Trading Co.	8,419,403	9,361,856
Dongtai Hongda Company	6,778,166	6,539,884
Qingdao Dongxu Xinshen Trading Co.	13,006,006	12,112,136

(1) Based upon the foreign exchange rate on September 23, 2009, 1 CNY= 0.146497 USD.

Overall, 52% of our product is sold to health supplement companies, 33% to Chinese Medicine companies, 11% to Fruit Juice Producers and 4% to food producers.

Industry and Market Overview

According to a report on China’s fruit processing industry issued by Beijing Business & Intelligence Consulting Co. Ltd. (“BBIC,” and such report is hereinafter referred to as the “BBIC Report”), an independent market research firm, China’s fruit processing industry has grown significantly in the past several years. The total output of fruit processed products in China grew from $16.8 billion in 2005 to $27.5 billion in 2007, representing a compound annual growth rate (“CAGR”) of 27.94%.  The sales value of fruit processed products in China grew from $17.0 billion in 2005 to $26.1 billion in 2007, representing a CAGR of 27.72%. Among the fruit processed products, glazed fruits and fruit juice and beverage experienced the highest growth rate since 2005.

Due to low labor costs and an abundant supply of fruit, most notably apples, pears, and kiwifruit, China is a large fruit juice concentrate producer and the largest apple juice concentrate producer in the world. Chinese fruit juice concentrates and juice beverage products produced by companies using high-quality equipment are trusted by large-scale international corporations and consumed throughout the world. In addition, marketing strategy and transportation technology improvements have enabled Chinese companies to more effectively market and distribute fruit juice concentrate and fruit juice beverages globally. For example, approximately 70% of apple juice drinks produced in the United States are based on Chinese produced apple juice concentrate.

The global market for processed fruit products has expanded rapidly in the last few years. The general consumption trend has begun to gradually shift from carbonated beverages to pure fruit juice products.  Increasing disposable income combined with the health conscious nature of Chinese consumers is a positive indicator for continued growth in the Chinese fruit juice beverage market. China currently accounts for only 10% of total global fruit juice consumption and the annual per capita fruit juice consumption in China is approximately 1 kilogram. Chinese consumption shows strong growth potential when it is considered that the average annual per capita fruit juice consumption is approximately 40 kilograms in developed international markets.[SOURCE: Chinese fruit juice market investment analysis and forecast report, July, 2009, by China investment consultant co.]

Market Opportunity

1. Health Supplement Market

The demand for health supplements has continued to rise, especially in nutritional health supplement. Among the 15 categories of industries divided in accordance with international standards, medical care is one of the world's fastest-growing trades in one of five industries; the CAGR of health supplement is 13%. [SOURCES: “China Juice 2008” by China Chamber of Juice, CFNA]

2. Pharmaceutical market

Increased air pollution, car exhaust fumes and heavy smoking in China has increased the demand for Chinese Medicines that are claimed to prevent coughing.

3. Fruit juice market

Demand for concentrated fruit juice, fruit puree and fruit paste are expected to be 7 million MT by 2020 in Asia. [SOURCE: Foodnews]

4. Consumer health confidence

Current domestic per capita consumption of fruit juice is 1/10th of the global average and 1/40th of other developed nations.  [SOURCE: Chinese fruit juice market investment analysis and forecast report, July 2009, by China Investment Consultant Co.]  Anecdotal evidence suggests that the growing Chinese middle class is increasingly health and quality conscious.

Growth Strategy

Plantation Fields

We currently have approximately 5,272 acres of land (6.4% of the overall field area of the Laiyang Pear) and will continue to expand our plantation fields. We aim to produce our own Laiyang Pear, to maintain the quality of the Laiyang Pear and to reduce raw material costs. In addition, we plan to acquire new land leases for development of additional plantation fields to grow and produce green and organic products.

New Facilities

Besides the two existing fruit juice concentrate lines, we will use the Offering proceeds to expand the capacity by purchasing two new lines:

1.           Fruit juice concentrates and puree production line, with production capacity of 30 MT per hour.  This production line will include raw material transfer and fruit crushing facilities; a primary and secondary presser system; puree/juice purification system; filtration system; concentration system; steam cleaning system; aseptic packing system, etc.

2.           Bio feedstuff production line, with production capacity of 30 MT per hour. This production line will include, fermentation tank; fruit waste transfer system; bacteria developing system; dry system; dry fruit waste transfer system; fruit waste block creator system; auto-packing system, etc.  The Bio feedstuff production line will only be implemented if the Maximum Offering is raised.

Diversify Our Products

We hope to broaden our fruit product offerings in order to further diversify our product mix. Our strategic focus will be on expanding into fruits with harvesting seasons complementary to our current fruits. This will enable us to expand our season, thus increasing our annual production of fruit concentrate and fruit juice. We intend to introduce fruit juice concentrate from berries. In addition, we will enhance our research and development activities in order to develop and produce bio animal feed as byproduct of pear juice concentrate to further diversify our product mix and increase our revenue.

We are continuously evaluating new trends in the markets we serve and the potential demand for new products. Utilizing our flexible production facilities, we can quickly evaluate the viability of new products from a production and profitability perspective.  Continuing to strategically diversify our product line will minimize risk by providing additional revenue and allowing us to allocate our production resources based on seasonal trends and market demand.

•	Fruit juice concentrate from berries
•	Bio animal feed
•	Puree

Brand Equity

Laiyang Pear has been registered by the Laiyang government, and has authorized Merit Times as the exclusive producer of Laiyang Pear juice concentrate. This exclusive Agreement is for a 30 year period commencing January 2009. In the future, our company expects to work in cooperation with other product manufacturers to include the “Laiyang Pear” trademark on products that include our Laiyang Pear concentrate. This will develop market awareness for the Laiyang Pear brand as well as creating for consumer demand for products that include the “Laiyang Pear” trademark.

Enlarge Our Customer Base

We will strive to expand our customer base by strengthening current relationships with distributors and end users in our existing markets. We also plan to expand upon our customer base by developing new relationships with strategic distributors and end users in markets we have not yet penetrated.

Increase Focus on the Organic and Green Fruit Concepts

According to the Agricultural Marketing Resource Center (www.agmrc.org/markets), organic food production has grown at a rate of almost 20% per annum for the last 7 years and industry experts are continuing to forecast additional growth.

Competition

We experience competition in the juice concentrate market; however, we face little direct competition as we are the only producer of Laiyang Pear juice concentrate due to the following reasons:

•	Laiyang Pear only grows on both sides of Five Dragon River in Laiyang City due to unique climate and environmental factors

•	The Laiyang Pear trademark is a registered trademark of the Laiyang city government.

•
The company has been granted by the Laiyang government as the exclusive producer of Laiyang Pear juice concentrate beginning in January 2009 for a period of 30 years. Additionally, the Company is authorized to use the trademark and can build brand equity and market recognition as the exclusive producer.

•	Thereby no other producer can use the trademark or enter into the Laiyang Pear juice concentrate business until the exclusive rights held by the Company have expired.

Competitive Advantages

•
Transportation and Resource Advantage. The Company is in a location in the temperate zone with the ideal climate condition for fruit farming, especially apples and Laiyang Pears. It is also ideal for transporting to other parts of China as well as for exporting overseas. It has traditionally been a major fruit production area and the key fruit farming and processing base for Chinese as well as international companies. In Laiyang City alone, the current apple plantation is about 86,580 hectare with annual production of 3 Million MT and Laiyang Pear plantation of 33,300 hectare with the annual production of 1.5 Million MT. The Company also has its own dedicated plantation for apple and Laiyang Pear of 11,322 hectare with annual yield of 0.5 Million MT.

•	Technology Advantage. The Company has been certified under ISO9001 and HACCP international certification.

•
Management Advantage. We believe that we have a strong management team, effective incentive systems for rewarding our employees and an attractive corporate culture to ensure the healthy growth of the Company.

Intellectual Property

To date, we do not have any trademark registration for our technologies. However, we rely on trade secret protection and confidentiality agreements to protect our proprietary information and know-how and have entered into non-disclosure agreements with certain of our key employees and executives to protect our trade secrets. In connection with the technology used to produce bio animal feed, we have also obtained a patent to protect our technology. The patent number is 200910015442.2. The patent is owned by Zhide Jiang, the Chief Executive Officer of Longkang Juice.

Environment Protection

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities.  We have sewage treatment equipment used for biological treatment. The Laiyang Environmental Protection Agency samples our waste water discharge on a regular basis to make sure the waste water satisfies all environmental requirements. To date, we have not been advised of any violations of any environmental regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Properties

Our corporate office is located at No. 48 South Qingshui Road, Laiyang City, Shandong 265200 People’s Republic of China. The Company has two production lines with combined production capacity of 35,000 MT and occupies approximately 5,272 acres of plantation fields.  There is no private ownership of land in China. Land is owned by the government and the government grants land use rights for specified terms. The Company’s land use rights have terms that expire in December 2037 through December 2054.

Equipment

We currently have two production lines.  One production line has two pressers from which provide a total capacity of 20MT per hour with capital of 10MT per hour each. The enrichment equipment is imported from APV UK with 18MT concentration capacity per hour. The supporting facilities of plate heat exchanger and tubular sterilization machine are from Shanghai Beverage Machinery Factory with capacity of 20MT per hour, the company also equipped a vertical filter from Nanjing Gaoyou filter factory.

Another production line has 3 Flottweg belt pressers from Germany which provide a total capacity of 60MT with capital of 20MT per hour each. The UF equipment is imported from the United States and has a handling capacity of 50 tons per hour; the three-effect enrichment equipment is imported from Germany with production capacity of 50 tons per hour, while also supporting a tubular sterilization machine and a diatomite filter, as well as the boiler room and power distribution systems.

Employees

As of October 23, 2009, we have approximately 170 full-time employees. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN PRC.

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

OUR PLANS TO EXPAND OUR PRODUCTION AND TO IMPROVE AND UPGRADE OUR INTERNAL CONTROL AND MANAGEMENT SYSTEM WILL REQUIRE CAPITAL EXPENDITURES IN 2009.

Our plans to expand our production and to improve and upgrade our internal control and management system will require capital expenditures in 2009. We may also need further funding for working capital, investments, potential acquisitions and joint ventures and other corporate requirements. We cannot assure you that cash generated from our operations will be sufficient to fund these development plans, or that our actual capital expenditures and investments will not significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. Our ability to obtain external financing at reasonable costs is subject to a variety of uncertainties. Failure to obtain sufficient external funds for our development plans could adversely affect our business, financial condition and operating performance.

BECAUSE WE EXPERIENCE SEASONAL FLUCTUATIONS IN OUR SALES, OUR QUARTERLY RESULTS WILL FLUCTUATE AND OUR ANNUAL PERFORMANCE WILL DEPEND LARGELY ON RESULTS FROM TWO QUARTERS.

Our business is highly seasonal, reflecting the harvest season of our primary source fruits during the months from June through February of the following year.  Typically, a substantial portion of our revenues are earned during our first, third and fourth quarters. We generally experience lower revenues during our second quarter. If sales in these quarters are lower than expected, our operating results would be adversely affected, and it would have a disproportionately large impact on our annual operating results.

WEATHER AND OTHER ENVIRONMENTAL FACTORS AFFECT OUR RAW MATERIAL SUPPLY AND A REDUCTION IN THE QUALITY OR QUANTITY OF OUR FRESH FRUIT SUPPLIES MAY HAVE MATERIAL ADVERSE CONSEQUENCES ON OUR FINANCIAL RESULTS.

Our business may be adversely affected by weather and environmental factors beyond our control, such as adverse weather conditions during the squeezing season. We cannot assure you that the necessary raw materials will continue to be available to us in quantities and at prices currently in effect or acceptable to us. The prices for and availability of these raw materials have varied significantly and may affect the quantity and profitability of our products.  A significant reduction in the quantity or quality of fresh fruits harvested resulting from adverse weather conditions, disease or other factors could result in increased per unit processing costs and decreased production, with adverse financial consequences to the Company.

WE DEPEND ON A CONCENTRATION OF CUSTOMERS, THE LOSS OF ONE OR MORE OF WHICH COULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS AND REVENUES.

Our revenue is dependent in large part on significant orders from a limited number of customers. We depend on seven primary customers to purchase our product.   Sales to our five largest customers accounted for approximately 79.46% and 78.27% of our net sales during the years ended December 31, 2008 and 2007, respectively. Customer demand depends on a variety of factors including, but not limited to, our customers’ financial condition and general economic conditions. If our sales to any of our customers are reduced for any reason, such reduction may have a material adverse effect on our business, financial condition and results of operations.

WE DERIVE SUBSTANTIALLY ALL OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

Substantially all of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of juice products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

CONCERNS OVER FOOD SAFETY AND PUBLIC HEALTH MAY AFFECT OUR OPERATIONS BY INCREASING OUR COSTS AND NEGATIVELY IMPACTING DEMAND FOR OUR PRODUCTS.

We could be adversely affected by diminishing confidence in the safety and quality of certain food products or ingredients, even if our practices and procedures are not implicated. As a result, we may also elect or be required to incur additional costs aimed at increasing consumer confidence in the safety of our products. For example, a crisis in China over melamine-contaminated milk in 2008 has adversely impacted overall Chinese food exports since October 2008 as reported by the Chinese General Administration of Customs, even though most foods exported from China were not implicated in these issues. We believe that the contaminated milk crisis also had a negative effect on sales of our concentrated juices in fiscal year 2008.  Our success depends on our ability to maintain the product quality of our existing products and new products.  Product quality issues, real or imagined, or allegations of product contamination, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products.

WE DO NOT PRESENTLY MAINTAIN PRODUCT LIABILITY INSURANCE, AND OUR PROPERTY AND EQUIPMENT INSURANCE DOES NOT COVER THE FULL VALUE OF OUR PROPERTY AND EQUIPMENT, WHICH LEAVES US WITH EXPOSURE IN THE EVENT OF LOSS OR DAMAGE TO OUR PROPERTIES OR CLAIMS FILED AGAINST US.

We currently do not carry any product liability or other similar insurance. Unlike the United States and many other countries, product liability claims and lawsuits in the PRC are rare. However, we cannot guaranty that we would not face liability in the event of the failure of any of our products. Furthermore, we cannot guaranty that product liability exposures and litigation will not become more commonplace in the PRC or that we will not face product liability exposure or actual liability as we expand our sales into international markets, like the United States, where product liability claims are more prevalent.

We may be required from time to time to recall products entirely or from specific co-packers, markets or batches.  Product recalls could adversely affect our profitability and our brand image.  We do not maintain recall insurance.

While we have not experienced any credible product liability litigation to date, there is no guaranty that we will not experience such litigation in the future.  In the event we do experience product liability claims or a product recall, our financial condition and business operations could be materially adversely affected.

GOVERNMENTAL REGULATIONS AFFECTING THE IMPORT OR EXPORT OF PRODUCTS COULD NEGATIVELY AFFECT OUR REVENUES.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the export of some of our products.  We do not currently export the Company’s concentrated fruit juice directly or indirectly out of the PRC. However, if we were to begin exporting our products in the future, governmental regulation of exports, or our failure to obtain required export approval for our products, could harm our international and domestic sales and adversely affect our revenues.  In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on export privileges.

WE MAY EXPERIENCE MAJOR ACCIDENTS IN THE COURSE OF OUR OPERATIONS, WHICH MAY CAUSE SIGNIFICANT PROPERTY DAMAGE AND PERSONAL INJURIES.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

OUR PLANNED EXPANSION AND TECHNICAL IMPROVEMENT PROJECTS COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE WILL ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Although there are no other producers of Laiyang Pear juice concentrate, there are currently a number of well-established companies producing other kinds of fruit concentrate that compete directly with our product offerings, and some of those competitors have significantly more financial and other resources than we possess. We anticipate that our competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. Aggressive marketing or pricing by our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

Our limited operating history in the fruit product industry may not provide a meaningful basis for evaluating our business. Merit Times entered into its current line of business in November 2004. Although Merit Times’ revenues have grown rapidly since its inception, we cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	maintain or protect our intellectual property;

•	maintain our proprietary technology;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated revenue growth;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the fruit product industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through constructing additional production facilities and increasing the distribution and sales of our products by penetrating existing markets in PRC and entering new geographic markets in PRC. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTRODUCE NEW PRODUCTS, WHICH COULD DECREASE OUR PROFITABILITY.

Our future business and financial performance depends, in part, on our ability to successfully respond to consumer preference by introducing new products and improving existing products. We incur significant development and marketing costs in connection with the introduction of new products. Successfully launching and selling new products puts pressure on our sales and marketing resources, and we may fail to invest sufficient funds in order to market and sell a new product effectively.  If we are not successful in marketing and selling new products, our results of operations could be materially adversely affected.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake plant expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Ordinary Shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our plant expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY ZHIDE JIANG, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, COULD HARM OUR BUSINESS.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Zhide Jiang, our Chief Executive Officer and Director. We do not have employment agreements with any of the members of our senior management team, each of whom may voluntarily terminate his employment with us at any time. Following any termination of employment, these employees would not be subject to any non-competition covenants. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR ORDINARY SHARES AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. Commencing with its annual report for the year ending December 31, 2011, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our Ordinary Shares and our ability to secure additional financing as needed.

THE TRANSACTION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A FOREIGN SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Company’s operating subsidiary prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

OUR PRODUCTS ARE SOLD THROUGH A FEW DOMESTIC DEALERS. IT MAY CREATE BUSINESS RISK DUE TO THE DEPENDENCE ON THESE CUSTOMERS.

Our marketing model is to sell our products through domestic Chinese dealers. We rely on a few major customers and the loss of any of these customers could adversely affect our revenues. As we are dependent on these customers, we cannot timely adjust our marketing strategy and maintain or expand our market share according to the changes of customer demand. This may adversely affect our financial condition and operation performance.

FOLLOWING THE CLOSE OF THE COMBINATION, OUR DIRECTOR WILL HAVE CONTROL OF US.

Zhide Jiang, our newly appointed director, will own approximately 51.82% of our issued and outstanding Ordinary Shares following the Closing of the Combination. Therefore, he will control us and can control the election of our directors and officers.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

Risks Relating to the People's Republic of China

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Reminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and our director and officer resides in PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

An outbreak of avian influenza, the H1N1 “swine-flu” virus, a reoccurrence of Severe Acute Respiratory Syndrome (“SARS”), or another widespread public health problem, could adversely affect our operations.

A more widespread outbreak of the H1N1 virus, avian influenza or a renewed outbreak of SARS or any other widespread public health problem in the PRC, where all of our operations are conducted, could have an adverse effect on our operations. If such an outbreak were to occur, our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices, that would adversely disrupt our operations.

PRC SAFE REGULATIONS REGARDING OFFSHORE FINANCING ACTIVITIES BY PRC RESIDENTS HAVE UNDERTAKEN CONTINUOUS CHANGES WHICH MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE AND CREATE REGULATORY UNCERTAINTIES THAT COULD ADVERSELY AFFECT OUR BUSINESS.

Recent regulations promulgated by SAFE, regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our stockholders and affiliates who are PRC residents, including Mr. Jiang, to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law.

In 2005, SAFE promulgated regulations in the form of public notices, which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE regulations require that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals, known as “SPC,” intends to acquire a PRC company, such acquisition will be subject to strict examination by the SAFE. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. This could have a material adverse effect on us given that we expect to be a publicly listed company in the U.S.

DUE TO VARIOUS RESTRICTIONS UNDER PRC LAWS ON THE DISTRIBUTION OF DIVIDENDS BY OUR PRC OPERATING COMPANIES, WE MAY NOT BE ABLE TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our Ordinary Shares.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

IF OUR LAND USE RIGHTS ARE REVOKED, WE WOULD HAVE NO OPERATIONAL CAPABILITIES.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Associated with Our Securities

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our Ordinary Shares have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our Ordinary Shares are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from Merit Times. Merit Times may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE OUR ORDINARY SHARES MORE DIFFICULT TO SELL.

If we are able to obtain a listing of our Ordinary Shares on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our Ordinary Shares sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our Ordinary Shares. As long as our Ordinary Shares are subject to the penny stock rules, the holders of such Ordinary Shares may find it more difficult to sell their securities.

OUR ORDINARY SHARES HAVE NOT BEEN LISTED FOR TRADING ON THE OTC BULLETIN BOARD OR ON ANY STOCK EXCHANGE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE A MARKET DEVELOPED FOR OUR ORDINARY SHARES IN THE FUTURE.

Our Ordinary Shares have not been quoted or listed for trading on the OTC Bulletin Board or on any stock exchange. Although our management will apply to a Senior Exchange for listing of our Ordinary Shares, there can be no assurance that a public market for our shares will be developed. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Even if a public market should develop, the price may be highly volatile. Because there may be a low price for our Ordinary Shares, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our Ordinary Shares, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such Ordinary Shares as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Merit Times for the six months ended June 30, 2009 and 2008 and for the fiscal years ended December 31, 2008 and 2007, should be read in conjunction with the Selected Consolidated Financial Data, Merit Times’ financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

Merit Times, with its subsidiaries, engages in the production of fruit juice concentrate in the PRC. The Company is primarily focused on processing, producing and distributing Laiyang Pear fruit juice concentrate. Merit Times owns 100% of the issued and outstanding capital stock of MeKeFuBang, a wholly foreign owned enterprise incorporated under the laws of the PRC.  On June 10, 2009, MeKeFuBang entered into a series of Contractual Arrangements with Longkang Juice, a company incorporated under the laws of the PRC, and its five shareholders, in which MeKeFuBang effectively assumed management of the business activities of Longkang Juice and has the right to appoint all executives and senior management and the members of the board of directors of Longkang Juice. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Proxy Agreement, and Option Agreement, through which MeKeFuBang has the right to advise, consult, manage and operate Longkang Juice for an annual fee in the amount of Longkang Juice’s yearly net profits after tax. Additionally, Longkang Juice’s Shareholders have pledged their rights, titles and equity interest in Longkang Juice as security for MeKeFuBang to collect consulting and services fees provided to Longkang Juice through an Equity Pledge Agreement. In order to further reinforce MeKeFuBang’s rights to control and operate Longkang Juice, Longkang Juice’s shareholders have granted MeKeFuBang the exclusive right and option to acquire all of their equity interests in Longkang Juice through an Option Agreement. As all of the companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company has consolidated Longkang’s operating results, assets and liabilities within its financial statements.

Through MeKeFuBang, Merit Times operates and controls Longkang Juice through the Contractual Arrangements. Merit Times used the Contractual Arrangements to acquire control of Longkang Juice, instead of using a complete acquisition of Longkang Juice’s assets or equity to make Longkang Juice a wholly-owned subsidiary of Merit Times because (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange transactions, PRC law requires Longkang Juice to be acquired for cash and Merit Times was not able to raise sufficient funds to pay the full appraised value for Longkang Juice’s assets or shares as required under PRC law.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The accompanying consolidated financial statements include the financial statements of Merit Times and its wholly owned subsidiary, MeKeFuBang and its variable interest entity Longkang Juice. All significant inter-company transactions and balances have been eliminated in consolidation. Merit Times, its subsidiary and Longkang Juice, together are referred to as the Company. In accordance with FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities (“FIN 46(R)”), variable interest entities (“VIEs”) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. In connection with the adoption of FIN 46(R), the Company concludes that Longkang Juice is a VIE and Merit Times is the primary beneficiary. Under FIN 46(R) transition rules, the financial statements of Longkang Juice are then consolidated into the Company’s consolidated financial statements.

Our management’s discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements for the year ended December 31, 2008, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At December 31, 2008 and 2007, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $41,598 and $38,982, respectively.

Inventories

Inventories, consisting of raw materials, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates. The Company recorded an inventory reserve of $92,390 and $57,971 at December 31, 2008 and 2007, respectively.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Advances from customers

Advances from customers consist of prepayments from customers for merchandise that had not yet been shipped. The Company recognizes the deposits as revenue as customers take delivery of the goods, in accordance with its revenue recognition policy. At December 31, 2008 and 2007, advances from customers were not material.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company recognizes revenues from the sale of juice concentrate upon shipment and transfer of title.

Shipping costs

Shipping costs are included in selling expenses and totaled $337,333 and $319,825 for the year ended December 31, 2008 and 2007, respectively.

Employee benefits

The Company’s operations and employees are all located in the PRC. The Company makes mandatory contributions to the PRC government’s health, retirement benefit and unemployment funds in accordance with the relevant Chinese social security laws, which is approximately 25% of salaries. For the years ended December 31, 2008 and 2007, the costs of these payments are charged to general and administrative expenses in the same period as the related salary costs and amounted to $56,505 and $31,439, respectively.

Advertising

Advertising is expensed as incurred and is included in selling expenses on the accompanying statement of operations. For the years ended December 31, 2008 and 2007, advertising expense amounted to $209,701 and $119,402, respectively.

Research and development

Research and development costs are expensed as incurred. For the years ended December 31, 2008 and 2007, research and development costs amounted to $256,283 and $477,365, respectively.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. The cumulative translation adjustment and effect of exchange rate changes on cash for the year ended December 31, 2008 and 2007 was $494,982 and $500,558, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2008 and 2007 were translated at 6.8542 RMB to $1.00 and at 7.3141 RMB to $1.00, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the year ended December 31, 2008 and 2007 were 6.96225 RMB and 7.6172 RMB to $1.00, respectively. In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”), which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008, and applies to any business combinations which occur after December 31, 2008. The adoption of SFAS 141(R), effective January 1, 2009, may have an impact on accounting for future business combinations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not expect SFAS No. 160 to have a material impact on the preparation of its consolidated financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect SFAS No. 161 to have a material impact on the preparation of its consolidated financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company has adopted FSP APB 14-1 beginning January 1, 2009, and this standard must be applied on a retroactive basis. The Company is evaluating the impact the adoption of FSP APB 14-1 will have on its financial position and results of operations.

In May 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles. This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. SFAS No. 162 is effective 60 days following approval by the U.S. Securities and Exchange Commission (“SEC”) of the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect SFAS No. 162 to have a material impact on the preparation of its consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the requirements of (FSP) No. EITF 03-6-1 as well as the impact of the adoption on its consolidated financial statements.

In June 2008, the FASB ratified Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock. Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of EITF 07-5, are no longer being considered indexed to the company’s own stock. Accordingly, adoption of EITF 07-5 will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of EITF 07-5 will have on its consolidated financial statement presentation and disclosures.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. The adoption of FSP FAS 140-4 and FIN 46(R)-8 did not have an impact on its financial position and results of operations.

RESULTS OF OPERATIONS

Results of Operations For The Six Months Ended June 30, 2009 Compared to The Six Months Ended June 30, 2008

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these unaudited results.

	For the Six Months Ended June 30, (Unaudited)
	2009	2008
NET REVENUES	$46,371,201	$35,088,503
COST OF SALES	32,700,082	26,383,646
GROSS PROFIT	13,671,119	8,704,857
OPERATING EXPENSES:
Selling	343,238	259,408
Research and development	71,019	99,465
General and administrative	794,380	790,653
Total Operating Expenses	1,208,637	1,149,526
INCOME FROM OPERATIONS	12,462,482	7,555,331
OTHER INCOME (EXPENSE):
Interest income	25,157	12,860
Interest expense	(189,117)	(559,461)
Total Other Income (Expense)	(163,960)	(546,601)
INCOME BEFORE INCOME TAXES	12,298,522	7,008,730
INCOME TAX EXPENSE	3,056,621	1,915,119
NET INCOME	$9,241,901	$5,093,611
COMPREHENSIVE INCOME:
NET INCOME	$9,241,901	$5,093,611
OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	38,504	1,224,967
COMPREHENSIVE INCOME	$9,280,405	$6,318,578

Revenues. For the six months ended June 30, 2009, we had net revenues of $46,371,201, as compared to net revenues of $35,088,503 for the six months ended June 30, 2008, an increase of approximately 32.2%. For the three months ended June 30, 2009, we had net revenues of $2,227,201, as compared to net revenues of $18,604,923 for the three months ended June 30, 2008, a decrease of approximately 89.6%. The increase in net revenue was attributable to strong demand for our pear juice concentrate products as well an increase in as summarized below:

	For the Six months ended June 30, 2009	For the Six months ended June 30, 2008	Increase (Decrease)	Percentage Change
Pear juice concentrate	$37,855425	$34,560,909	$3,294,516	9.5%
Apple juice concentrate	6,798,227	504,027	6,294,200	1,248.8%
Strawberry juice concentrate	1,682,247	-	1,682,247	100.0%
Other	35,302	23,567	11,735	49.8%

Total net revenues	$46,371,201	$35,088,503	$11,282,698	32.2%

The increase in revenues from the sale of apple juice concentrate was due to the increase in production and sale our apple juice concentrate on a large scale from November 2008 to February 2009.

During the six months ended June 30, 2009, substantially all of our revenues occurred in the first quarter.  Usually, The Company completes its annual sales planning and analysis for upcoming fiscal year in October of the prior fiscal year. We estimated our sales would be affected by the worldwide financial crisis in October 2008. According to our market analysis and forecast, as a sales incentive we provided our customers a 1% sales revenue rebate, if our customers made their orders in first quarter of 2009 and paid us within three months after the sales were made. In order to benefit from the rebates, our customers placed the majorities of their orders and made the majorities of their purchases in the first quarter of 2009. Therefore, our products were sold from inventory in the first quarter of 2009, thus causing an inventory shortage in the second quarter of 2009.

Cost of sales. Cost of sales for the six months ended June 30, 2009 increased $6,316,436, or 23.9%, from $26,383,646 for the six months ended June 30, 2008 to $32,700,082 for the six months ended June 30, 2009.

Gross profit and gross margin. Our gross profit was $13,671,119 for the six months ended June 30, 2009 as compared to $8,704,857 for the same period in 2008, representing gross margins of 29.5% and 24.8%, respectively. The increase in our gross margin percentage was attributable to the increase in revenues in apple juice concentrate which we recognize a higher gross profit margins than pear juice concentrate. We expect gross margins to improve as we become more efficient and begin using pears produced on our pear orchids that we have rights to use for a period of 30 years.

Selling expenses. Selling expense was $343,238 for the six months ended June 30, 2009 and $259,408 for the comparable period in 2008.  Selling expenses consisted of the following:

	2009	2008
Compensation and related benefits	$108,126	$52,976
Shipping and handling	133,738	139,192
Advertising	66,927	18,756
Other	34,447	48,484
	$343,238	$259,408

•	Compensation and related benefits increased by 55,150 or 104.1% due to an increase in sales staff and an increase in commissions paid on increased revenues.
•
Shipping and handling decreased by $5,454 or 3.9% due to a decrease in our shipping expenses which were substantially paid by our customers in fiscal 2009 but  were mainly paid by us in fiscal 2008 offset by an increase in our handling expenses incurred by the increased revenues.

•	Advertising expense increased by $48,171 or 256.8%. In order to be public company, we intended to attend many national juice product meeting. According, our exhibit expenses were increased.

•	Other expense has nominal increase.

Research and development expenses. Research and development expenses amounted to $71,019 for the six months ended June 30, 2009, as compared to $99,465 for the same period in 2008, a decrease of $28,446 or approximately 28.6%.  The decrease was attributable to a decrease in research and development contracts with third parties. In future periods, we expect research and development expenses to increase as we add future product lines and products.

General and administrative expenses. General and administrative expenses amounted to $794,380 for the six months ended June 30, 2009, as compared to $790,653 for the same period in 2008, an increase of $3,727 or less than 1.0%. General and administrative expenses consisted of the following:

	2009	2008
Compensation and related benefits	$52,491	$40,042
Depreciation	104,730	101,333
Amortization of land use rights	273,781	264,901
Other	363,378	384,377
	$794,380	$790,653

•	For the six months ended June 30, 2009, compensation and related benefits increased by $12,449 or 31.1% as compared to the six months ended June 30, 2008.
•	For the six months ended June 30, 2009, depreciation expense increased by $3,397 or 3.4% as compared to the six months ended June 30, 2008.
•	For the six months ended June 30, 2009, amortization of land use rights increased by $8,880 or 3.4% as compared to the six months ended June 30, 2008.
•	Other general and administrative expenses decreased by $20,999 or 5.5% for the six months ended June 30, 2009 as compared with the same period in 2008.

Income from operations. For the six months ended June 30, 2009, income from operations was $12,462,482, as compared to $7,555,331 for the six months ended June 30, 2008, an increase of $4,907,151 or 64.9%.

Other income (expenses). For the six months ended June 30, 2009, other expense amounted to $163,960 as compared to other expense of $546,601 for the same period in 2008.  For the six months ended June 30, 2009 and 2008, other income (expense) included:

•	Interest expense decreased by $370,344 or 66.2%. During the six months ended June 30, 2009, we repaid loans of approximately $10,040,000, which reduced interest expense for the period.
•	Interest income increased by $12,297 or 95.6% and related to an increase in funds in interest bearing accounts.

           Income tax expense. Income tax expense increased by $1,141,502, or 59.6%, for the six months ended June 30, 2009 as compared to the comparable period in 2008 primarily as a result of the increase in taxable income generated by our operating entities.

Net income. As a result of the factors described above, our net income for the six months ended June 30, 2009 was $9,241,901, or $0.01 per share (basic and diluted).  For the six months ended June 30, 2008, we had net income of $5,093,611 or $0.01 per share (basic and diluted).

Foreign currency translation gain. The functional currency of our subsidiaries operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $38,504 for the six months ended June 30, 2009 as compared to $1,224,967 for the same period year 2008. This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive income. For the six months ended June 30, 2009, comprehensive income of $9,280,405 is derived from the sum of our net income of $9,241,901 plus foreign currency translation gains of $38,504.

Results of Operations for the Year ended December 31, 2008 Compared to the Year ended December 31, 2007

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

	For the Years Ended
	December 31,
	2008	2007
NET REVENUES	$74,232,226	$65,038,233
COST OF SALES	54,897,949	49,857,042
GROSS PROFIT	19,334,277	15,181,191
OPERATING EXPENSES:
Selling	686,724	537,704
Research and development	256,283	477,365
General and administrative	1,710,215	815,249
Total Operating Expenses	2,653,222	1,830,318
INCOME FROM OPERATIONS	16,681,055	13,350,873
OTHER INCOME (EXPENSE):
Interest income	50,251	37,652
Interest expense	(976,204)	(1,001,704)
Other income	-	6,064
Total Other Income (Expense)	(925,953)	(957,988)
INCOME BEFORE INCOME TAXES	15,755,102	12,392,885
INCOME TAXES	4,196,701	4,413,134
NET INCOME	$11,558,401	$7,979,751
COMPREHENSIVE INCOME:
NET INCOME	$11,558,401	$7,979,751
OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	1,304,006	872,141

COMPREHENSIVE INCOME	$12,862,407	$8,851,892

Revenues. For the year ended December 31, 2008, we had net revenues of $74,232,226, as compared to net revenues of $65,038,233 for the year ended December 31, 2007, an increase of approximately 32.2%. The increase in net revenue was attributable to strong demand for our pear juice concentrate products as summarized below:

	For the Year ended December 31, 2008	For the Year ended December 31, 2007	Increase (Decrease)	Percentage Change
Pear juice concentrate	$64,565,458	$56,251,561	$8,313,897	14.8%
Apple juice concentrate	7,454,906	6,524,646	930,260	14.3%
Strawberry juice concentrate	2,087,970	2,206,769	(118,799)	5.4%
Other	123,892	55,257	68,635	124.2%

Total net revenues	$74,232,226	$65,038,233	$9,193,993	14.1%

The increase in revenues from the sale of apple juice concentrate was attributable to our substantial increase in production and sale our apple juice concentrate from November 2008 to February 2009.

Cost of sales. Cost of sales increased by $5,040,907, or 10.1%, from $49,857,042 for the year ended December 31, 2007 to $54,897,949 for the year ended December 31, 2008.

Gross profit and gross margin. Our gross profit was $13,671,119 for year ended December 31, 2008 as compared to $8,704,857 for the year ended December 31, 2007 representing gross margins of 26.0% and 23.3%, respectively. The increase in our gross margin percentage was attributable to the increase in revenues in apple juice concentrate which we recognize a higher gross profit margins than pear juice concentrate. We expect gross margins to improve as we become more efficient and begin using pears produced on our pear orchids that we have rights to use for a period of 30 years.

Selling expenses. Selling expenses were $686,724 for the year ended December 31, 2008 and $537,704 for the comparable year in 2007.  Selling expenses consisted of the following:

	2008	2007
Compensation and related benefits	$119,154	$52,976
Shipping and handling	337,333	139,192
Advertising	209,701	18,756
Other	20,536	48,484
	$686,724	$537,704

•	Compensation and related benefits increased by $66,178 or 124.9% due to an increase in sales staff and an increase in commissions paid on increased revenues.
•	Shipping and handling increased by $198,141or 142.4% due to the increase in our revenues.
•
Advertising expense increased by $190,945 or 1,018.0% which was attributed to the increase in our attendance in national juice product meeting in order to increase our visibility. According, our exhibit expense was increased.

•	Other expense has nominal decrease.

Research and development expenses. Research and development expenses amounted to $256,283 for the year ended December 31, 2008, as compared to $477,365 for the same period in 2007, a decrease of $221,082 or 46.3%.  The decrease was attributable to a decrease in research and development contracts with third parties. In future periods, we expect research and development expenses to increase as we add product lines and products.

General and administrative expenses. General and administrative expenses amounted to $1,710,215 for the year ended December 31, 2008, as compared to $815,249 for the same period in 2007, an increase of $894,966 or less than 109.8%. General and administrative expenses consisted of the following:

	2008	2007
Compensation and related benefits	$265,818	$97,427
Depreciation	282,403	189,496
Amortization of land use rights	538,202	148,186
Other	623,792	380,140
	$1,710,215	$815,249

•	For the year ended December 31, 2008, compensation and related benefits increased by $168,391 or 172.8% as compared to the year ended December 31, 2007.
•	For the year ended December 31, 2008, depreciation expense increased by $92,907 or 49.0% as compared to the year ended December 31, 2007.
•	For the year ended December 31, 2008, amortization of land use rights increased by $390,016 or 263.2% as compared to the year ended December 31, 2007.
•	Other general and administrative expenses increased by $243,652 or 64.1% for the year ended December 31, 2008 as compared with the same period in 2007.

Income from operations. For the year ended December 31, 2008, income from operations was $16,681,055, as compared to $13,350,873 for the year ended December 31, 2007, an increase of $3,330,182 or 24.9%.

Other income (expenses). For the year ended December 31, 2008, other expense amounted to $925,953 as compared to other expenses of $957,988 for the same period in 2007.  For the years ended December 31, 2008 and 2007, other income (expense) included:

•	Interest expense decreased by $25,500 or 2.5%. During the year ended December 31, 2008, we repaid loans of approximately $10,040,000, which reduced interest expense for the period.
•	Interest income increased by $12,599 or 33.5% and related to an increase in funds in interest bearing accounts.
•	For the years ended December 31, 2008 and 2007, other income amounted to $0 and $6,064, respectively.

Income tax expense. Income tax expense decreased by $216,433, or 4.9%, for the year ended December 31, 2008 as compared to the comparable period in 2007 primarily as a result of the increase in taxable income generated by our operating entities.

Net income. As a result of the factors described above, our net income for the year ended December 31, 2008 was $11,558,401, or $0.01 per share (basic and diluted).  For the year ended December 31, 2007, we had net income of $5,093,611 or $0.01 per share (basic and diluted).

Foreign currency translation gain. The functional currency of our subsidiaries operating in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $38,504 for the year ended December 31, 2008 as compared to $1,224,967 for the same period year 2007. This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive income. For the year ended December 31, 2008, comprehensive income of $9,280,405 is derived from the sum of our net income of $9,241,901 plus foreign currency translation gains of $38,504.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2009, our balance of cash and cash equivalents was $21,048,226.  As of December 31, 2008, our balance of cash and cash equivalents was $2,028,858, comparing to $9,171,445 as of December 31, 2007.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, new product development and working capital. The main sources of cash have been from the financing of purchase orders and the factoring of accounts receivable. All funds received have been expended in the furtherance of growing the business and establishing the brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements to finance higher level of inventories and accounts receivable,

•	Addition of administrative and sales personnel as the business grows,

•	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,

•	Development of new brands to complement our celebrity portfolio, and

•	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

The following summarizes the key components of the Company’s cash flows for the six months ended June 30, 2009

	Six Months Ended
	June 30,	June 30,
	2009	2008
Net cash provided by operating activities	$29,912,779	$16,753,651
Cash flows used in financing activities	(10,891,835)	(5,097,955)
Net increase in cash and cash equivalents	$19,019,368	$12,583,372

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended December 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Variable Interest Entities

Pursuant to Financial Accounting Standards Board Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (“FIN 46R”) we are required to include in our consolidated financial statements the financial statements of variable interest entities.  FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity.

Longkang Juice is considered a variable interest entity (“VIE”), and we are the primary beneficiary. On June 9, 2009, we entered into agreements with Longkang Juice pursuant to which we shall receive 100% of Longkang Juice’s net income. In accordance with these agreements, Longkang Juice shall pay consulting fees equal to 100% of its net income to our wholly-owned subsidiary, MeKeFuBang, and MeKeFuBang shall supply the technology and administrative services needed to service Longkang Juice.

The accounts of Longkang Juice are consolidated in the accompanying financial statements pursuant to FIN 46R. As a VIE, Longkang Juice’s sales are included in our total sales, its income from operations is consolidated with our, and our net income includes all of Longkang Juice’s net income. We do not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to us. Because of the contractual arrangements, we have pecuniary interest in Longkang Juice that requires consolidation of Longkang Juice’s financial statements with our financial statements.

RECENTLY ISSUED ACCOUNTING STANDARDS

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The adoption of SFAS 161 did not have a material impact on the preparation of our consolidated financial statements.

In May 2008, the FASB issued FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants.”  Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company has adopted FSP APB 14-1 beginning January 1, 2009, and this standard must be applied on a retroactive basis. The adoption of FSP APB 14-1 did not have a material impact on our consolidated financial position and results of operations.

On June 16, 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The adoption of FSP EITF 03-6-1 did not have an impact on our consolidated financial statements.

In June 2008, the FASB ratified Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock.”  EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of EITF 07-5, are no longer being considered indexed to the company’s own stock. Accordingly, adoption of EITF 07-5 will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of EITF 07-5 did not have a material impact on our consolidated financial statements.

On October 10, 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company is currently evaluating the impact of adoption of FSP 157-3 on our consolidated financials.

In November 2008, the FASB issued EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets,” or EITF No. 08-7. EITF No. 08-7 discusses that when an entity acquired in a business combination or an asset acquisition an intangible asset that it did not intend to actively use, otherwise known as a defensive asset, the entity historically allocated little or no value to the defensive asset. However, with the issuance of SFAS No. 141(R) and SFAS No. 157 the entity must recognize a value for the defensive asset that reflects the asset’s highest and best use based on market assumptions. Upon the effective date of both SFAS No. 141(R) and SFAS No. 157, acquirers will generally assign a greater value to a defensive asset than would typically have been assigned under SFAS No. 141. EITF No. 08-7 will be effective for the first annual reporting period beginning on or after December 15, 2008. EITF No. 08-7 will apply prospectively to business combinations for which the acquisition date is after fiscal years beginning on or after December 15, 2008. The adoption of EITF No. 08-7 did not have a material impact on our results of operations or financial condition.

In April 2009, the FASB issued SFAS No. 141 (R), “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.” SFAS No. 141 (R) amends and clarifies SFAS No. 141, “Business Combinations,” in regards to the initial recognition and measurement, subsequent measurement and accounting, and disclosures of assets and liabilities arising from contingencies in a business combination. FSP SFAS No. 141 (R) applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies that would be within the scope of SFAS No. 5, “Accounting for Contingencies”, if not acquired or assumed in a business combination, except for assets or liabilities arising from contingencies that are subject to specific guidance in SFAS No. 141 (R). FSP SFAS No. 141 (R) will be effective for the first annual reporting period beginning on or after December 15, 2008. FSP SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is after fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 141 (R) did not have a material impact on our results of operations or financial condition.

In April 2009, the FASB issued FSP FAS 157-4, which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual periods ending after June 15, 2009. The Company is currently evaluating the financial impact that FSP FAS. 157-4 will have, but expects that the financial impact, if any, will not be material on its Consolidated Financial Statements.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, which amends the requirements for the recognition and measurement of other-than-temporary impairments for debt securities by modifying the current "intent and ability" indicator. Under FSP FAS 115-2 and FAS 124-2, an other-than-temporary impairment must be recognized if the Company has the intent to sell the debt security or the Company is more likely than not will be required to sell the debt security before its anticipated recovery. In addition, FSP FAS 115-2 and FAS 124-2 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. FSP FAS 115-2 and FAS 124-2 is effective for interim and annual periods ending after June 15, 2009. The Company is currently evaluating the financial impact that FSP FAS 115-2 and FAS 124-2 will have, but expects that the financial impact, if any, will not be material on our consolidated financial statements.

In April 2009, the FASB issued FSP 107-1 and 28-1. This FSP amends SFAS 107, to require disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this FSP, fair values for these assets and liabilities were only disclosed annually. This FSP applies to all financial instruments within the scope of SFAS 107 and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This FSP shall be effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP 157-4 and 115-2 and 124-2. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. We are currently evaluating the disclosure requirements of this new FSP.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (SFAS 165). SFAS 165 establishes general standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are available to be issued (subsequent events). More specifically, SFAS 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition in the financial statements, identifies the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that should be made about events or transactions that occur after the balance sheet date. SFAS 165 provides largely the same guidance on subsequent events which previously existed only in auditing literature. The statement was adopted by us in our second quarter and did not have an impact on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (SFAS 168). SFAS 168 establishes the FASB Standards Accounting Codification (Codification) as the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification will supersede all the existing non-SEC accounting and reporting standards upon its effective date and subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. SFAS 168 also replaces FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, given that once in effect, the Codification will carry the same level of authority. SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.

In April 2009, the FASB issued Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (FAS 107-1 and APB 28-1), which requires publicly traded companies to include in their interim financial reports certain disclosures about the carrying value and fair value of financial instruments previously required only in annual financial statements and to disclose changes in significant assumptions used to calculate the fair value of financial instruments. FAS 107-1 and APB 28-1 is effective for all interim reporting periods ending after June 15, 2009, with early adoption permitted for interim reporting periods ending after March 15, 2009. The Company adopted FAS 107-1 and APB 28-1 in the second quarter of 2009. The adoption did not have a material impact on our consolidated financial statements.

MANAGEMENT

Appointment of New Directors

At the Closing Date of the Exchange Agreement, Joseph Rozelle, our former President, Chief Executive Officer, Chief Financial Officer, and Secretary, resigned from and Zhide Jiang was appointed to such positions. Upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, David Richardson and Joseph Rozelle shall resign as Directors of the Company, and Zhide Jiang shall be appointed as the sole Director of the Company

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Zhide Jiang	52	President, Chief Executive Officer and Chairman of the Board of Directors

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Currently there is no employment contract between the Company and its officer and director.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

EMERALD EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by the Company, for the year ended December 31, 2008 and 2007.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Joseph R. Rozelle, former CEO and Director (1)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0
David Richardson, former Director (1)	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

(1)
On the Closing Date, Joseph R. Rozelle and David Richardson will tender their resignation from the board of directors and from all offices held in the Company, effective upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2008.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase Ordinary Shares pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

MERIT TIMES EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Merit Times, for the year ended December 31, 2008 and 2007.  The table below sets forth the positions and compensations for each officer and director of Merit Times.

Name	Title	12/31/2008 Fiscal Year Annual Salary (US$) (1)	12/31/2007 Fiscal Year Annual Salary (US$)
Zhide Jiang	CEO & Chairman	$5,010	$5,010
Yong Jiang	CFO	$2,725	$2,725
Xueying Ding	General Manager	$3,955	$3,955
Lili Jiang	Vice General Manager	$8,790	$8,790
Huiwen Dong	Vice General Manager	$2,900	$2,900
Zhanwen Gong	Vice General Manager	$3,252	$3,252
Shichang Chu	Director	$0	$0
Weidong Dong	Director	$0	$0

(1)	As of September 23, 2009, 1 Chinese yuan equals 0.146497 U.S. dollars.

PRINCIPAL STOCKHOLDERS

Pre-Combination

The following table sets forth certain information regarding our Ordinary Shares beneficially owned on October 22, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Ordinary Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class (1)

David Richardson	50,500	(2)	3.9%

Joseph Rozelle	0	(3)	0.0%

Access America Fund, LP (4) 11200 Westheimer, Suite 508 Houston, TX 77042	1,000,000		78.0%

Mid-Ocean Consulting Limited Bayside House Bayside Executive Park West Bay Street & Blake Road Nassau, Bahamas	50,000		3.9%

All Officers and Directors as a group (2 individuals)	50,500		3.9%

The address of Messrs. Richardson and Rozelle is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, Texas 77058.

(1)	Based on 1,281,500 shares outstanding prior to the close of the Combination and Offering.
(2)
Includes 50,000 shares held by Mid-Ocean Consulting Limited.  Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares.  Also includes, 500 shares held by Mr. Richardson’s wife.

(3)
Does not include 1,000,000 shares held by Access America Fund, LP.  Mr. Rozelle is the Chief Financial Officer of Access America Investments, LLC, the managing partner of Access America Fund LP, but does not have voting or investment control over such shares.

(4)	Access America Fund, LP is the lead investor and investor representative in the Offering, and shall retain 206,000 shares in the Company after the Combination.

Post-Combination and Post-Offering

The following table sets forth certain information regarding our Ordinary Shares beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Ordinary Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

As of the date of filing, we have 29,872,047 Ordinary Shares issued and outstanding, including 5,032,005 shares issued in the Offering and 3,019,210 Ordinary Shares underlying the Warrants and Agent Warrants.

Name of Beneficial Owner	Number of Ordinary Shares Owned	Percent of Class Before Offering (1)	Percent of Class After Offering (2)
Zhide Jiang (3)(4)	11,306,666	51.82%	37.85%
All Executive Officers and Directors as a group (1)	11,306,666	51.82%	37.85%

(1)	Based on 21,820,832 Ordinary Shares issued and outstanding prior to the Offering but after the close of the Combination.
(2)	Based on 29,872,047 Ordinary Shares issued and outstanding after the Offering, assuming the exercise of the Warrants and Agent Warrants.
(3)	The 11,306,666 shares are held in the name of Proud Glory Limited, of which Mr. Jiang is the managing member.
(4)
The Company’s management have agreed that, without the prior written consent of Investors, they will not, offer, pledge, sell or otherwise dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares during the period beginning on and including the date of the final closing of the Offering through and including the date that is eighteen (18) months after the final closing of the Offering.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 50,000,000 Ordinary Shares, par value $.001 and 1,000,000 shares of preferred stock, par value $.001. Immediately prior to the Combination and the Offering, 1,281,500 Ordinary Shares were issued and outstanding held by 465 shareholders and no shares of preferred stock were issued and outstanding. At the Closing of the Combination and the Offering, 26,852,837 Ordinary Shares were issued and outstanding.

(a) Ordinary Shares. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding Ordinary Shares are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each Ordinary Share held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Ordinary Shares are not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of Ordinary Shares are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Ordinary Shares. The outstanding Ordinary Shares are, and the Ordinary Shares to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock. The Board of Directors is empowered to designate and issue from time to time one or more classes or series of Preferred Stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.  We currently do not have any Preferred Stock issued and outstanding.

(c) Warrants.  The Warrants to purchase Ordinary Shares are issued in conjunction with a purchase of the Units.  Upon Closing of the Offering, we are offering Warrants to purchase 2,516,009 of our Ordinary Shares.  Each Warrant entitles the holder to purchase one Ordinary Share.  The Warrants will be exercisable in whole or in part, at an exercise price equal to $6.00 per share (“Exercise Price”).  The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fifth anniversary of the final closing of the Offering.

The Warrants will be detachable and separately transferable only during the Warrant exercise period; upon the expiration of the Warrant exercise period, the Warrants will expire and become void.

In order to exercise the Warrants, the Warrant must be surrendered at the office of the Warrant Agent prior to the expiration of the Warrant exercise period, with the form of exercise appearing with the Warrant completed and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised.  In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised.  In our discretion, the Warrant Agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

The exercise price and number of Ordinary Shares to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.

Holders of Warrants have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends.

We also issue to the Placement Agents or their designees, for nominal consideration, five-year warrants to purchase 503,201 shares of our Ordinary Shares, which shall equal 10% of the number of Ordinary Shares sold in this Offering, exercisable at any time at a price equal to $6.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Ordinary Shares have not been quoted or listed for trading on the Over-The-Counter Bulletin Board (“OTCBB”) or on any stock exchange.

Holders

As of October 22, 2009, after the close of the Combination and the Offering, 26,852,837 shares of Ordinary Shares are issued and outstanding.  There are approximately 490 shareholders of our Ordinary Shares.

Dividend Policy

Since inception we have not paid any dividends on our Ordinary Shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Ordinary Shares. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of October 23, 2009, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Emerald

On April 10, 2006, we issued an aggregate of 1,050,000 of our Ordinary Shares to the individuals and entities set forth below for $1,050 in cash, at a purchase price of $0.001 per share, as follows:

Name	Number of Shares	Relationship to Us

Nautilus Global Partners, LLC 700 Gemini, Suite 100 Houston, TX 77058	1,000,000	Joseph Rozelle, our President and Chief Financial Officer, also is the President of Nautilus Global Partners, LLC.

Mid-Ocean Consulting Limited Bayside House Bayside Executive Park West Bay Street & Blake Road Nassau, Bahamas	50,000	David Richardson, one of our directors, also is the owner, president and CEO of Mid-Ocean Consulting.

Merit Times

Reorganization Related Transactions

Merit Times owns 100% of the issued and outstanding capital stock of MeKeFuBang.  On June 10, 2009, MeKeFuBang entered into a series of contractual agreements with Longkang Juice, and its five shareholders, in which MeKeFuBang effectively assumed management of the business activities of Longkang Juice and has the right to appoint all executives and senior management and the members of the board of directors of Longkang Juice. The contractual arrangements are comprised of a series of agreements, including a Consulting Services Agreement, Operating Agreement, Proxy Agreement, and Option Agreement, through which MeKeFuBang has the right to advise, consult, manage and operate Longkang Juice for an annual fee in the amount of Longkang Juice’s yearly net profits after tax. Additionally, Longkang Juice’s Shareholders have pledged their rights, titles and equity interest in Longkang Juice as security for MeKeFuBang to collect consulting and services fees provided to Longkang Juice through an Equity Pledge Agreement. In order to further reinforce MeKeFuBang’s rights to control and operate Longkang Juice, Longkang Juice’s shareholders have granted MeKeFuBang the exclusive right and option to acquire all of their equity interests in Longkang Juice through an Option Agreement, which is also known as Present Incentive Option Agreement as described below.

On June 10, 2009, the Chairman and the major shareholder of Shangdong Longkang Juice Co., Ltd, Mr. Zhide Jiang, as a PRC citizen, entered into a call option agreement (“Original Incentive Option Agreement”) with Mr. Chee Fung Tang, a Hong Kong passport holder (“Hong Kong Resident”) and the Merit Times Shareholders. Under the Original Incentive Option Agreement, Mr. Jiang shall serve as CEO, director or other officer of Merit Times for a certain period of time; and in anticipation of Mr. Jiang’s continuance contributions to the companies including Merit Times and Longkang Juice, if the companies meet certain thresholds of the revenue conditions, Mr. Jiang shall have rights and options to be transferred the shares of Merit Times at a nominal price. In addition, Original Incentive Option Agreement also provides that Mr. Tang shall not dispose any of the shares of Merit Times without Mr. Jiang’s consent.

On August 5, 2009, Mr. Tang, a Hong Kong resident and the sole shareholder of Proud Glory Limited (a BVI company, which became the major shareholder of Merit Times after Merit Times recapitalized), entered into a new Incentive Option Agreement (“Present Incentive Option Agreement”) with Mr. Jiang.

Pursuant to Present Incentive Option Agreement, the Original Incentive Option Agreement will be terminated on the effective date of Present Incentive Option Agreement. The effective date of Present Incentive Option Agreement is the date of the Combination.

Under the Present Incentive Option Agreement, Mr. Jiang shall serve as managing director or other officer of Merit Times for not less than 3 year period of time; and in anticipation of Mr. Jiang’s continuance contributions to the group including Merit Times, MeKeFuBang and Longkang Juice, if the group meets certain thresholds of the revenue conditions, Mr. Jiang shall have rights and options to be transferred up to 100% shares of Proud Glory Limited at a nominal price within the next three years (the “Option”).

In addition, the Present Incentive Option Agreement also provides that Mr. Tang shall not dispose any of the shares of Proud Glory Limited without Mr. Jiang’s consent.

Other than employment, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Ordinary Shares; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the Cayman Islands courts to be contrary to public  policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

PMB Helin Donovan, LLP (“PMB”) has served as our independent auditor in connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007, and review of the subsequent interim period through October 22, 2009.  In connection with the Combination, our board of directors recommended and approved the appointment of Sherb & Co., LLP (“Sherb & Co.”) as the independent auditor for the Company and Merit Times.

During the fiscal years ended December 31, 2008 and 2007 and through the date hereof, neither us nor anyone acting on our behalf consulted Sherb & Co. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to us or oral advice was provided that Sherb & Co. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on October 22, 2009, we issued 21,333,332 Ordinary Shares to individuals and entities as designated by the Merit Times Shareholders in exchange for 100% of the outstanding shares of Merit Times.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Pursuant to the Subscription Agreements, on October 22, 2009, we issued to the Investors a total of 5,032,005 Ordinary Shares and five-year warrants to purchase an aggregate of 2,516,009 Ordinary Shares of the Company, at an exercise price of $6.00 per share. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Regulation D and Section 4(2) of the Securities Act. We made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our Ordinary Shares, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our Ordinary Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Pursuant to the Offering, on October 22, 2009, we issued to the Placement Agents five-year warrants to purchase 503,201 Ordinary Shares at an exercise price of $6.00 per share. Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. We made this determination based on the representations of the Placement Agents, which included, in pertinent part, that each of the Placement Agents were an “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that each of the Placement Agent was acquiring our Ordinary Shares for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each of the Placement Agent understood that the our Ordinary Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i	On October 22, 2009, we dismissed PMB as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on October 22, 2009.

ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii
PMB’s reports on the financial statements of the Company for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of the Company through October 22, 2009, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with PMB’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended December 31, 2008 and 2007 and interim unaudited financial statement through October 22, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided PMB with a copy of this Current Report on Form 8-K and requested that PMB furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from PMB, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On October 22, 2009, the Board appointed Sherb & Co. as the Company’s new independent registered public accounting firm. The decision to engage Sherb & Co. was approved by the Company’s Board of Directors on October 22, 2009.

ii
Prior to October 22, 2009, the Company did not consult with Sherb & Co. regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on October 22, 2009, we issued 21,333,332 Ordinary Shares to individuals and entities as designated by Merit Times in exchange for 100% of the outstanding shares of Merit Times to us.  As such, immediately following the Combination prior to the Offering, the individuals and entities designated by Merit Times hold approximately 97.77% of the total voting power of our Ordinary Shares entitled to vote.

In connection with the Closing of the Combination, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, David Richardson and Joseph Rozelle resigned from their positions upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.  Further, in connection with the resignation of David Richardson and Joseph Rozelle, Zhide Jiang (the “New Director”) was appointed as our sole director and officer upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Subject to the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, David Richardson and Joseph Rozelle resigned as members of our board of directors. There were no disagreements between David Richardson and Joseph Rozelle and us or any officer or director of the Company.

(b)   Resignation of Officers

On the Closing Date, Joseph Rozelle resigned as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

(c)   Appointment of Directors and Officers

The following person was appointed as our officer at closing, and upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, will be appointed as our sole director:

NAME	AGE	POSITION
Zhide Jiang	52	President, CEO, and Chairman of the Board of Directors

The business background descriptions of the newly appointed director and officer are as follows:

Zhide Jiang: President, Chief Executive Officer and Chairman. Mr. Jiang is the founder and chairman of the board of directors of Shandong Longkang Juice Co., Ltd since November 2004. Mr. Jiang served as Chairman for Laiyang Starch Factory, Laiyang Second Alcohol Brewing Co., Ltd. from April 1984 to October 2004. He was an engineer in Laiyang Agricultural Machinery Co., Ltd. from September 1976 to March 1984. He graduated from Wuxi University in 1976.

Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently did not enter into any employment agreement with our executive officers.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Combination.  As a result of the Combination, Merit Times became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Combination has caused us to cease to be a shell company.  For information about the Combination, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Merit Times as of December 31, 2008 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Merit Times as of June 30, 2009 and 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

None.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company and Merit Times International Limited, dated October 22, 2009
3.1	Memorandum of Association (1)
3.2	Amended and Restated Memorandum of Association (1)
3.3	Articles of Association (1)
4.1	Form of Warrant
10.1	Consulting Services Agreement, dated June 10, 2009
10.2	Operating Agreement, dated June 10, 2009
10.3	Proxy Agreement, dated June 10, 2009
10.4	Option Agreement, dated June 10, 2009
10.5	Option Agreement, dated August 5, 2009
10.6	Equity Pledge Agreement, dated June 10, 2009
10.7	Fund Escrow Agreement, amongst the Company, Grandview Capital, Inc., Access America Fund, LP and American Stock Transfer & Trust Company as escrow agent, dated October 22, 2009
10.8	Investor Relations Escrow Agreement, amongst the Company, Grandview Capital, Inc., Access America Fund, LP and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009
10.9	Holdback Escrow Agreement, amongst the Company, Grandview Capital, Inc., Access America Fund, LP and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009
10.10	Going Public Escrow Agreement, amongst the Company, Grandview Capital, Inc., Access America Fund, LP and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009
10.11	Make Good Escrow Agreement, amongst the Company, Make Good Shareholder, Access America Fund, LP and Anslow & Jaclin, LLP as escrow agent, dated October 22, 2009
10.12	Lock-Up Agreement, by and between the Company and Lockup Stockholder, dated October 22, 2009
16.1	Letter from PMB Helin Donovan, LLP
99.1	The Audited Consolidated Financial Statements of Merit Times as of December 31, 2008 and 2007
99.2	The Unaudited Consolidated Financial Statements of Merit Times as of June 30, 2009 and 2008

(1) Incorporated herein by reference to the Form 10 Registration Statement filed on July 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD ACQUISITION CORPORATION

Date: October 27, 2009	By:	/s/ Zhide Jiang
Zhide Jiang President and Chief Executive Officer